November 24, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Re:	YP.Net, Inc.
	File No. 85-0206668

Dear Sir or Madam:

We have read Item 4.(1) of the Form 8-K of YP.Net, Inc. ( formerly known as RIGL Corporation) dated November 18, 1999, and agree with the statements contained therein.

Very truly yours,

/s/___________
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP